UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2011

GLOBAL GREEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51198
(State or other jurisdiction of incorporation)	(Commission File No.)

P.O. Box 45100
4326 Dunbar Street
Vancouver, British Columbia
Canada V6S 2M8
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 21, 2011 and May 4, 2011, Global Green Solutions Inc. (“we”, “us” or “our”) concluded settlement agreements with directors and officers of our company to terminate the following agreements effective November 30, 2010. The settlements include forgiveness of an aggregate amount of $890,707 of outstanding fees and accrued loan interest owed by Global Green Solutions Inc. and settlement of an aggregate amount of $724,019 of outstanding loan amounts and unpaid expenses through the issuance of a total of 5,002,126 restricted common shares.

Settlement and termination agreements executed February 21, 2011

i)

Terminating an agreement that was effective February 1, 2008, with a four year term for the provision of services of a Corporate Secretary by a consulting firm that is owned and controlled by a director of our company. The agreement included base compensation of $6,500 per month, plus applicable tax. The agreement could be terminated by either party upon thirty days written notice. In the event of termination upon a change of control, the consulting firm was entitled to severance compensation equal to twelve months of base compensation. By mutual agreement, no termination fee was paid.

In addition, a settlement of amounts owed by us totaling $369,356, comprised of loans, accrued interest, unpaid expenses and fees was concluded through a combination of our agreement to issue 1,040,033 restricted common shares and forgiveness by the other party of $213,351. In addition, 1,500,000 shares were issued in consideration of the other party’s past and ongoing support of our company. No other amounts are due in connection with the termination of the above agreement. A balance of $48,500 remains as an unsecured, non-interest bearing loan and the only amount due from us to the other party.

ii)

We also reached agreement with a company controlled by a director to settle outstanding loans, accrued interest and unpaid fees due from us totaling $335,950 in return for 915,000 of our restricted common shares.

Settlement and termination agreements executed May 4, 2011

iii)

Terminating an agreement that was effective February 1, 2007, and having a five year term with a privately held company controlled by an officer of our company, to provide services of a Chief Executive Officer, as well as office premises for us in Europe. The fees for providing the services were as follows:

Base compensation of $12,142 (8,500 Euros) per month;
Office rent of $1,714 (1,200 Euros) per month;
$2,857 (2,000 Euros) monthly for European Social costs.
An annual performance bonus of 1% of net profit.
By mutual agreement, no termination fee was paid.

In addition, a settlement of amounts owed by us totaling $406,000, comprised of loans, accrued interest, unpaid expenses and fees was concluded through a combination of our agreement to issue 645,140 restricted common shares and forgiveness by the other party of $309,229. No other amounts are due in connection with the termination of the above agreement.

iv)

Terminating an agreement that was effective from May 1, 2007, for the services of a Chief Operating Officer. The agreement had a five year term and included base annual compensation of $96,000 plus $12,000 annually for providing a serviced office, and $48,000 annually for marketing and communication services. The contract could be terminated upon six months notice.

By mutual agreement, no termination fee was paid.

In addition, a settlement of amounts owed by us totaling $176,996 comprised of unpaid expenses and fees was concluded through a combination of our agreement to issue 101,953 restricted common shares and forgiveness by the other party of $161,703. No other amounts are due in connection with the termination of the above agreement.

v)

Terminating an agreement that was effective February 1, 2008, with a four year term for the provision of services of a corporate consulting firm which is owned and controlled by a director of our company. The agreement included base compensation of $2,500 per month, plus applicable tax. The agreement could be terminated by either party upon thirty days written notice. In the event of termination upon a change of control, the consultant was entitled to severance compensation equal to twelve months of base compensation. By mutual agreement, no termination fee was paid.

In addition, a settlement of amounts owed by us totaling $216,224, comprised of loans, accrued interest, and unpaid fees was concluded through a combination of our agreement to issue 800,000 restricted common shares and forgiveness by the other party of $96,224. No other amounts are due in connection with the termination of the above agreement.

vi)

Terminating an agreement that was effective January 1, 2009, with a three year term for the services of a Chief Financial Officer. The agreement included base compensation of $8,000 per month, plus applicable tax. The agreement could be terminated upon six months notice by us. By mutual agreement, no termination fee was paid.

In addition, a settlement of amounts owed by us totaling $110,200, comprised of unpaid fees was concluded through the forgiveness by the other party of the full amount. No other amounts are due in connection with the termination of the above agreement.

All of the common shares to be issued pursuant to the settlement agreements will be issued to either a US person who represented that he is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933), pursuant to Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933; or to a non US person (as that term is defined in Regulation S of the Securities Act of 1933) and the common shares will be issued in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933.

A copy of each of the settlement agreements is attached as an exhibit to this current report on Form 8-K.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The disclosure in Item 1.01 is hereby incorporated by reference in Item 1.02.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure in Item 1.01 is hereby incorporated by reference in Item 3.02.

ITEM 8.01	OTHER EVENTS

We are currently conducting an offering of $1.5 million in a private placement of convertible debt. To date we have raised $770,000 through this offering and intend to use additional amounts that may be raised through the offering primarily to fund equipment modifications, the upcoming GreensteamTM process performance test, and general working capital. We anticipate that our funding requirements from such additional amounts that may be raised should be approximately $600,000 to complete the pending 30 day structured performance test of our Greensteam demonstration project and to cover our expenditures to the end of June.

The disclosure in this 8-K does not constitute an offer to sell or a solicitation of an offer to sell any securities in the United States. Any securities sold in connection with the above referenced funding requirement have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any state securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.

These statements relate to future events and include statements regarding the estimated funding required to complete the pending 30 day process performance test of our demonstration project and to cover our expenditures through to the end of June, 2011 and that we intend to use the proceeds primarily to fund equipment modifications, the upcoming GreensteamTM process performance test, and general working capital.. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" contained in our Quarterly Report filed on EDGAR on April 18, 2011 and the risks set out below, any of which may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation: (1) the uncertainty of our forecast regarding expenditures to the end of June, 2011; (2) risks relating to our ability to complete the pending 30 day structured performance test of our Greensteam demonstration project within the timeframe expected, (3) our ability to obtain the funds we require to implement our business plan; and (4) our private placement not closing for any reason. This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements.

Forward looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit No.	Document Description

	10.1	Settlement Agreement – Woodburn Holdings Ltd.
	10.2	Settlement Agreement – Sweetwater Capital Corporation
	10.3	Settlement Agreement – Folaria Management Limited
	10.4	Settlement Agreement – Craig Harting
	10.5	Settlement Agreement – Windstone Financial Corp.
	10.6	Debt Forgiveness Agreement – Arnold Hughes

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 9th day of May, 2011.

GLOBAL GREEN SOLUTIONS INC.

BY:	“M. Elden Schorn”
Elden Schorn
Director